UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report ( Date of earliest reported): May 7, 2002

NOMATTERWARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-33307	77-0426995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 2710 -17th Ave S.E. Calgary, Alberta T2A 0P6
(Address of principal executive offices) (Zip Code)

(403) 705-1953
(Registrant's telephone number, including area code)

 (Former name or former address, if change since last report)

ITEM 1. Changes in Control of Registrant

Not Applicable

ITEM 2. Acquisition or Disposition of Assets

Not Applicable

ITEM 3. Bankruptcy or Receivership

Not Applicable

ITEM 4. Changes in Registrants Certifying Amendments

Not Applicable

ITEM 5. Other Event and Regulation FD Disclosure

NoMatterWare, Inc. recently received agreements from shareholders holding more than 90% of its total issued and outstanding shares to refrain from selling or transferring their shares for a sixty (60) period. This lock-up agreement was obtained in hopes of being able to close on a private financing being provided by two of NoMatterWare's largest shareholders, FTCG Enterprises, Inc. and Kurt Tosczak.

On May 6, 2002, NoMatterWare entered into Subscription Agreements with each of FTCG Enterprises, Inc. and Kurt Tosczak whereby they each will be purchasing from NoMatterWare 1,372,500 restricted shares of NoMatterWare for $450,000 USD, for a total financing of $900,000 USD. This private placement will be sold pursuant to Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933. The sixty (60) day lock-up period commenced on May 7, 2002.

ITEM 6. Resignation of Registrants' Directors

Not Applicable

ITEM 7. Financial Statements and Exhibits

Not Applicable

ITEM 8. Change in Fiscal Year

Not Applicable

ITEM 9. Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 10, 2002

NOMATTERWARE, INC.

By: /s/ William H. B. Burns
Name: William H.B. Burns
Title: CEO and President